                                                                   Exhibit 10.36

                       RETENTION AGREEMENT FOR THE KAISER
               ALUMINUM & CHEMICAL CORPORATION RETENTION PLAN

         THIS AGREEMENT (the "Agreement") is made, effective as of the 15th day of January, 2002, between Kaiser Aluminum & Chemical Corporation, a Delaware corporation (the "Company"), and _______________________________ (hereinafter called the "Participant").

                                R E C I T A L S:

         WHEREAS, the Company has adopted The Kaiser Aluminum & Chemical
Corporation Retention Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein will have the same meanings as in the Plan; and

         WHEREAS, the Committee has determined that it would be in the best interests of the Company to grant the retention award provided for herein (the
"Award") to the Participant pursuant to the Plan and the terms set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

                  1.  Grant of the Award. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant an Award of $_________________, payable subject to the Participant's continued employment with the Company.

                  2.  Vesting and Payment.

                  (a) Subject to the Participant's continued employment with the
Company and the terms of the Plan and this Agreement, the Award will vest and become payable as follows:

                      (i)  fifteen percent (15%) of the Award will vest and
become payable on January 15, 2002; and

                      (ii) the balance of the Award will vest and become payable as determined by the Committee, but in no case will the Award balance vest and become payable any later than March 31, 2003.

                  (b) If the Participant's employment with the Company is
terminated prior to any Vesting Date for any reason other than as a result of
(i) death, (ii) Disability, (iii) the resignation of the Participant with Good
Reason, or (iv) termination by the Company without Cause, the portion of the
Award not yet vested will be forfeited by the Participant without consideration.

                  (c) If the Participant's employment with the Company is
terminated prior to any Vesting Date as a result of (i) death, (ii) Disability,
(iii) the resignation of the Participant with Good Reason, or (iv) termination by the Company without Cause, the Award will vest in full and all amounts will become payable as a lump sum as soon as practicable thereafter.

                  (d) Except as provided in Section 2(c), a vested Award will be paid to the Participant in cash as soon as practicable following each Vesting
Date.

                  (e) Anything in the Plan or this Agreement to the contrary notwithstanding, any payment made pursuant to Section 2(a)(ii) of this Agreement will be reduced and offset, dollar per dollar, by any short term incentive and long term incentive cash payments earned during calendar year 2002.

                  (f) If the Participant's employment with the Company is
terminated within ninety (90) days following the initial Vesting Date of January
15, 2002, for any reason other than as a result of (i) death, (ii) Disability,
(iii) the resignation of the Participant with Good Reason, or (iv) termination by the Company without Cause, the payment made in connection with such initial
Vesting Date must be immediately returned to the Company by the Participant.

                  3.   No Right to Continued Employment. Neither the Plan nor
this Agreement will be construed as giving the Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss the Participant, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided therein or herein.

                  4. Transferability. The Award may not, at any time, be
assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company; provided that the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer to heirs or legatees of the Participant will be effective to bind the Company unless the Committee will have been furnished with written notice thereof and a copy of such evidence as the
Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

                  5. Withholding. The Company will deduct from each payment all applicable federal, state, local and other taxes required by law to be withheld with respect to such payments.

                  6. Choice of Law. THE INTERPRETATION, PERFORMANCE AND
ENFORCEMENT OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS
WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  7. Award Subject to Plan. By entering into this Agreement the
Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. The Award is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

                  8. Confidentiality. Except as otherwise required by law or in connection with tax and personal planning and family matters, the Participant agrees to keep participation in the Plan and the amount of the Award confidential.

                  9. Signature in Counterparts. This Agreement may be signed in counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                     Kaiser Aluminum & Chemical Corporation

                                     By:______________________________

                                     Title:___________________________

                                     Date: ___________________________

                                     _________________________________
                                     Participant

                                     Date: ___________________________